EXHIBIT 32.1

              Written Statement of the Chief Executive Officer and
             Chief Financial Officer Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Trailer Bridge, Inc. (the "Company") and I, the undersigned Vice President of Administration and Chief Financial Officer of Trailer Bridge, Inc. (the "Company"), hereby certify, that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                /s/ John D. McCown
                                ------------------------------------
                                John D. McCown
                                November 11, 2004








                                /s/ Mark A. Tanner
                                ----------------------------
                                Mark A. Tanner
                                November 11, 2004



A signed original of this written statement required by Section 906 has been provided to Trailer Bridge, Inc. and will be retained by Trailer Bridge, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.